EXHIBIT 99.1

FOR IMMEDIATE RELEASE Contacts: Ewen Cameron, President & CEO ecameron@teltronics.com 941.753.5000	IDEAS THAT COMMUNICATE 941.753.5000 941-751-7724 (Fax) 2511 Corporate Way Palmetto, FL 34221

Teltronics Announces Third Quarter Results

2010 third quarter loss significantly reduced over second quarter loss.

Palmetto, FL, November 16, 2010 – Teltronics, Inc. (OTCBB: TELT) announced its financial results for the three months and nine months ended September 30, 2010.

Sales for the three months ended September 30, 2010 were $7.96 million, as compared to $14.2 million reported for the same period in 2009.  Sales for the nine months ended September 30, 2010 were $20.4 million, as compared to $35.6 million for the same period in 2009.  Gross profit margin for the three months ended September 30, 2010 was 36.1% as compared to 41.1 % for the same period in 2009.  Gross profit margin for the nine months ended September 30, 2010 was 37.0%, as compared to 40.4% for the same period in 2009.

Operating expenses for the three months ended September 30, 2010 were $2.7 million, as compared to $2.9 million for the same period in 2009.  Operating expenses for the nine months ended September 30, 2010 were $8.3 million, as compared to $8.0 million for the same period in 2009.

Net loss for the three months ended September 30, 2010 was $(92) thousand or $(0.04) per fully diluted share, as compared to an income of $2.6 million or $0.23 per fully diluted share, for the same period in 2009.  Net loss for the nine months ended September 30, 2010 was $(3.4) million or $(0.48) per fully diluted share, as compared to a net profit of $5.3 million or $0.48 per fully diluted share, for the same period in 2009.
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Net loss available to common shareholders for the three months ended September 30, 2010 was $(355) thousand as compared to a net profit of $2.3 million for the same period in 2009.  Net loss available to common shareholders for the nine months ended September 30, 2010 was $(4.2) million as compared to a net profit of $4.5 million for the same period in 2009.

Ewen Cameron, President and CEO comments: “The third quarter results were disappointing.  Total sales for the three months ended were down by just over $6.2 million in comparison to the same period last year.

This was predominantly due to sales of our 20-20™ switching platform which were down by just under $5 million in comparison to the same period for last year, due to reduced orders from one of our largest customers.  The other main down turn was our Alarms Management (“ISM”) business which is still being affected by the bankruptcy of one of our other customers.  Our main distribution channels for this product have not embraced the new offering from the company that purchased the bankrupted one and therefore have reduced need for our products.”

Mr. Cameron continues, “Although our net loss of $92 thousand for the three months ended was significantly down in comparison to our profit for the same period last year, it is an improvement quarter over quarter for this year. The year to date losses were substantially affected by some onetime charges as already stated in the second quarter results.

The Company has now launched its new “VCSe 100™” entry level product and a number of distributors have signed up and purchased systems for testing purposes.  Our second product for IP Paging and Intercom, “AMPLIFI”, is on schedule to be released in the first quarter of 2011.

The general outlook for business for the remainder of this year is still challenging due to the purchase cycle of a number of our major customers and the general economic situation.  There are some indications that the international market for our products is improving as we have a number of outstanding quotations that should translate into orders for next year.”

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About Teltronics:
Teltronics is a technology manufacturer specializing in communications, alarms management and contract manufacturing (ISO 9001:2008).  Within each business area we actively engage our customers and partners to deliver the highest levels of reliability, customer service and value in support of their unique business needs.  We empower our employees to do all that is required to maintain 100% customer satisfaction, encouraging ongoing contributions and continued personal development.  In Teltronics 40 year history, we have consistently built strong products and solutions for the markets we serve, established deep roots in the community and support environmentally safe practices with ideas that communicate.  Further information regarding Teltronics is available at the website, www.teltronics.com.

A number of statements contained in this press release are forward-looking statements, which are made pursuant to  the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," or words of similar import. Similarly, statements that describe our future plans, objectives, strategies or goals are also forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the timely development and market acceptance of products and technologies, competitive market conditions, payment of the consideration under our acquisition agreements, successful integration of acquisitions and the failure to realize the expected benefits of such acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, the ability to make payments under our outstanding indebtedness, the ability to pay dividends on our preferred stock, risks relating to foreign currency translations, and other factors described in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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TELTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except shares and per share amounts

ASSETS

	September 30,	December 31,
	2010	2009
	(Unaudited)
Current assets:
Cash and cash equivalents	$68	$339
Accounts receivable, net	4,432	4,856
Inventories, net	4,150	4,823
Prepaid expenses and other current assets	449	406
Total current assets	9,099	10,424

Property and equipment, net	748	751
Other assets	407	368

Total assets	$10,254	$11,543

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:
Line of credit	$3,706	$3,124
Current portion of long-term debt and capital lease obligations	1,288	1,220
Accounts payable	4,661	3,316
Accrued expenses and other current liabilities	4,448	3,200
Deferred revenue	598	526
Total current liabilities	14,701	11,386
Long-term liabilities:
Deferred dividends	4,400	3,800
Long-term debt and capital lease obligations, net of current portion	36	1,029
Total long-term liabilities	4,436	4,829

Commitments and contingencies
Shareholders' deficiency:
Capital stock	9	9
Additional paid-in capital	24,745	24,735
Accumulated deficit and other comprehensive loss	(33,637)	(29,416)
Total shareholders' deficiency	(8,883)	(4,672)
Total liabilities and shareholders' deficiency	$10,254	$11,543

TELTRONICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except shares and per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net sales
Product sales and installation	$4,591	$11,513	$12,054	$27,603
Maintenance and service	3,371	2,692	8,304	7,994
	7,962	14,205	20,358	35,597
Cost of goods sold	5,084	8,367	12,824	21,209
Gross profit	2,878	5,838	7,534	14,388
Operating expenses:
General and administrative	1,469	1,270	4,300	3,562
Sales and marketing	498	839	1,758	2,184
Research and development	672	752	2,116	2,096
Depreciation and amortization	57	38	172	144
	2,696	2,899	8,346	7,986

Income (loss) from operations	182	2,939	(812)	6,402

Other income (expense):
Interest	(310)	(339)	(837)	(1,118)
Other	41	(14)	(1,760)	13
	(269)	(353)	(2,597)	(1,105)
Income (loss) before income taxes	(87)	2,586	(3,409)	5,297
Income taxes	5	5	17	17
Net income (loss)	(92)	2,581	(3,426)	5,280
Dividends on Preferred Series B and C Convertible stock	263	263	789	791
Net income (loss) available to common shareholders	$(355)	$2,318	$(4,215)	$4,489

Net income (loss) per common share:
Basic	$(0.04)	$0.27	$(0.48)	$0.52
Diluted	$(0.04)	$0.23	$(0.48)	$0.48

Weighted average common shares outstanding:
Basic	8,727,428	8,648,361	8,718,429	8,647,810
Diluted	8,727,428	11,230,761	8,718,429	11,044,528